CERTIFICATE OF TRUST
                                OF
                          STARSHIP FUNDS


          This Certificate of Trust of Starship Funds (the
"Trust") has been duly executed and is being filed by the undersigned, as Initial Trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. Code Section 3801 ET
SEQ.) (the "Act").

          FIRST: NAME. The name of the business trust formed hereby is Starship Funds.

          SECOND: REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office of the Trust in the State of Delaware is 2711 Centerville Road Suite 400, Wilmington, Delaware
19808 in the County of New Castle. The name of the registered agent of the Company is Corporation Service Company.

          THIRD: NOTICE OF SERIES. Notice is hereby given that the Trust shall consist of one or more series. Notice is given pursuant to Section 3804 of the Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

          FOURTH: INVESTMENT COMPANY. The Trust will become a registered investment company under the Investment Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

          FIFTH: EFFECTIVE DATE. This Certificate shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned Trustees of Starship
Funds have executed this certificate as of this Twenty-sixth day of March, 2002.


                           By: /S/KEVIN BROADWATER
                               ----------------------------------
                                    Kevin Broadwater, Trustee
                                    Seward & Kissel LLP
                                    1200 G Street, N.W.
                                    Washington, D.C.  20005


                           By: /S/PAUL MILLER
                               ----------------------------------
                                    Paul Miller, Trustee
                                    Seward & Kissel LLP
                                    1200 G Street, N.W.
                                    Washington, D.C.  20005


04088.001 #309628